                                                               EXHIBIT 10 (AA)

                             EMPLOYMENT AGREEMENT

      AGREEMENT dated as of this 1st day of August, 1998 by and between Cantel Industries, Inc., a Delaware corporation (the "Company") and James P. Reilly (the "Employee").

                               R E C I T A L :

      The Company is desirous of continuing the employment of Employee, and Employee is desirous of continuing his employment by the Company on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed by and between the Company and Employee as follows:

      1. ENGAGEMENT AND TERM. The Company hereby employs Employee and Employee hereby accepts such employment by the Company on the terms and conditions set forth herein, for a period commencing on the date of this Agreement as set forth above (the "Effective Date") and ending, unless sooner terminated in accordance with the provisions of Section 5 hereof, on the fourth anniversary of such Effective Date (the "Employment Period").

      2. SCOPE OF DUTIES. Employee shall be employed by the Company as its President and Chief Executive Officer. In such capacities, the Executive shall have such authority, powers and duties customarily attendant upon such offices. If elected or appointed, Employee shall also serve,



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without additional compensation, in one or more offices and as a director of the
Company or any subsidiary or affiliate of the Company, provided that his duties and responsibilities are not inconsistent with those pertaining to his position as stated above. Employee shall faithfully devote his full business time and efforts so as to advance the best interests of the Company. During the Employment Period, Employee shall not be engaged in any other business activity, whether or not such business activity is pursued for profit or other pecuniary advantage, unless the same is only incidental and is in no way, directly or indirectly, competitive with, or opposed to the best interests of the Company.

      The Company will use its best efforts to cause Employee to be reelected a member of the Board of Directors of the Company during the Employment Period.

      3.    COMPENSATION.

            3.1 BASE SALARY. During the Employment Period, the Company shall pay Employee, as compensation for his services, a base salary (the "Base Salary") of $275,000 per annum payable in arrears in substantially equal period installments in accordance with the Company's regular payroll practices. Inasmuch as Employee has not received salary at said $275,000 rate from August 1, 1998, the Company will promptly make a lump sum payment to Employee equal to the amount he would have received had salary at such rate been paid from August 1, 1998.

            3.2 AUTOMATIC INCREASES IN BASE SALARY. The Base Salary shall be increased annually by an amount established by reference to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, New York, all items
- Series A-01" published by the Bureau of Labor Statistics of the United States Department of Labor (the "Consumer Price Index"). The base period shall be the month ended March 31, 1998 (the "Base Period"). If the Consumer



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Price Index for the month of March in any year, commencing in 1999, is greater than the Consumer Price Index for the Base Period, Base Salary shall be increased, commencing on August 1 of the next Fiscal Year (the Company's Fiscal Year being the 12-month period ending July 31 of each year), to the amount obtained by multiplying Base Salary by a fraction, the numerator of which is the Consumer Price Index for the month of March of the year in which such determination is being made and the denominator of which is the Consumer Price Index for the Base Period. Notwithstanding the foregoing, in no event shall Employee receive, for any Fiscal Year, an increase in Base Salary of less than five (5%) percent over the Base Salary as adjusted (continued hereafter to be referred to simply as "Base Salary") payable for the previous Fiscal Year.

            3.3 INCENTIVE COMPENSATION. For each Fiscal Year of the Company (each a "Subject Fiscal Year") during the Employment Period (commencing with the Company's Fiscal Year ending July 31, 1999) the Employee shall be paid, as additional compensation for his services, a bonus (the "Bonus") based on the profitability of the Company. The Bonus shall be equal to six percent (6%) of the excess of Pretax Income (hereinafter defined) for the Subject Fiscal Year over Pretax Income for the Test Year (as hereinafter defined) multiplied by a number (i) the numerator of which shall be the number of days during Subject Fiscal Year that Employee is employed hereunder and (ii) the denominator of which shall be 365, but shall, in no event, exceed 100% of Employee's Base Salary for such Subject Fiscal Year. The Bonus shall be payable not later than the 15th day of the fourth month following the Subject Fiscal Year for which the Bonus is payable.

                        3.3.1 "Test Year" shall mean the Company's Fiscal Year, commencing with the Company's Fiscal Year ended July 31, 1998, in which the Company has recorded its highest Pretax Income of any such Fiscal Years.



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                        3.3.2 "Pretax Income" shall mean, for any Fiscal Year,
      the income (positive or negative) of the Company and its consolidated subsidiaries (or, if required by the context, of an entity acquired by the Company) from continuing operations determined in accordance with generally accepted accounting principles from time to time in effect ("GAAP") before provisions for income taxes and Executive's Bonus pursuant to this Section 3.3. Pretax Income shall be adjusted to exclude gains or losses from the sale or distribution of assets not in the Company's ordinary course of business and gains or losses from transactions accounted for as extraordinary events in accordance with GAAP. For any Fiscal Year, "Pretax Income" shall be adjusted in accordance with the provisions of Sections 3.3.3, 3.3.4, 3.3.5 and 3.3.6

                        3.3.3 With respect to any Subject Fiscal Year in which the Company has made an acquisition accounted for on a "pooling of interests" basis, Pretax Income for that Subject Fiscal Year shall include only the percentage (the "Acquisition Percentage") of the Pretax Income of the acquired company (the "Target") which is derived by dividing (i) the number of days in the Subject Fiscal Year after and including the date of the acquisition by (ii) 365. In such case, the Pretax Income of the Company for the Test Year shall be adjusted by adding to such Pretax Income, the Pretax Income of the Target for the Company's Fiscal Year next preceding the year of such acquisition, multiplied by the Acquisition Percentage. For purposes of this Section 3.3.3, the costs of such acquisition shall be amortized over a period of thirty-six (36) months commencing on the date of acquisition. An example of this computation is annexed hereto as Exhibit A.



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                        3.3.4 With respect to any Subject Fiscal Year in which
      the Company has made an acquisition accounted for on a "purchase" basis, Pretax Income for such Subject Fiscal Year shall, in accordance with GAAP, take into account the following: (i) the costs of funds used for such acquisition and (ii) depreciation and amortization of the assets of the Target (including any "Goodwill") on the basis of their valuation required by "purchase" accounting. In addition, Pretax Income of the Company for that Subject Fiscal Year shall include only the Acquisition Percentage of the Pretax Income of the Target (but only if positive), and the Pretax Income of the Company for the Test Year shall be adjusted by adding to such Pretax Income, the Pretax Income of the Target (but only if positive) for the Company's Fiscal Year next preceding the year of such acquisition, multiplied by the Acquisition Percentage. In computing the Pretax Income of the Target for such next preceding Fiscal Year, depreciation and amortization expense of each depreciable and amortizable asset of the Target (including Goodwill) shall be charged in such amounts as would have been charged had the acquisition been consummated (and the assets revalued) as of the same date in such Fiscal Year as was the effective date of the "purchase" acquisition in the Subject Fiscal Year. An example of this computation is annexed hereto as Exhibit B.

                        3.3.5 The provisions of Sections 3.3.3 and 3.3.4 to the contrary notwithstanding, any acquisition consummated less than sixty (60) days prior to the end of any Fiscal Year, and the expenses related thereto, shall be disregarded for purposes of computing any Bonus for that Fiscal Year.

                        3.3.6 None of the above adjustments are to be made to Pretax Income with respect to any acquisition in the computation of Bonus for any Subject Fiscal



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      Year subsequent to the Fiscal Year in which the acquisition occurs (an
      "Acquisition Year") except as follows:

                              3.3.6.1 The adjustment described in the last
                  sentence of Section 3.3.3 shall be made with respect of each the Fiscal Years following an acquisition accounted for on a pooling of interests basis; and

                              3.3.6.2 With respect to any acquisition made on a
                  purchase basis, if the Acquisition Year of such acquisition is a potential Test Year for any subsequent Subject Fiscal Year, the Pretax Income of such Fiscal Year shall be adjusted by adding thereto the Pretax Income (but only if positive) of the Target for the portion of such Acquisition Year which precedes the date of such acquisition; and if any Fiscal Year PRIOR to the Acquisition Year of such acquisition is a potential Test Year for any subsequent Subject Fiscal Year, the Pretax Income of such Fiscal Year shall be adjusted by adding thereto the Pretax Income (but only if positive) of the Target for the entire Acquisition Year, including the portions of the Acquisition Year which are both before and after the effective date of such acquisition (computed on the basis of the Company's fiscal year, not the Target's fiscal year).

                        3.3.7 The provisions of Sections 3.3.3, 3.3.4, 3.3.5 and
      3.3.6 are intended to express the general agreement of the parties with respect to acquisitions. Both the Company and Employee acknowledge that many acquisitions create factors which would make application of these principles inequitable or difficult or impossible of computation, and



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      agree to negotiate case by case adjustments in good faith.

            3.4 ADDITIONAL BONUS. The Company agrees to pay Employee an additional bonus in the amount of Sixty Five Thousand ($65,000) Dollars on each of (i) the date of execution hereof, (ii) August 1, 1999 and (ii) August 1, 2000; PROVIDED that the Company's obligation to make any such payment is contingent upon Employee's continued employment by the Company on the date of such payment.

            3.5 STOCK OPTIONS. The Company agrees to grant to Employee as of the date of the execution of this Agreement, an option (the "Option") to purchase 100,000 shares of the Company's Common Stock, par value $.10 per share. The Company acknowledges that such grant is a material inducement for Employee to enter into this Agreement and essential to Employee for him to continue his employment with the Company. The Option will be granted pursuant to a separate option agreement entered into on the execution date of this Agreement, shall have an option exercise price per share equal to the closing price for the Company's Common Stock as reported by NASDAQ on the last trading day on which such stock was traded next preceding the date of such execution, and shall have a term of 10 years. The Option will consist entirely of "Incentive Stock Options" ("ISO") as defined in the Internal Revenue Code. The Option shall become exercisable in such number of approximately equal annual installments as is the smallest number of installments so that the number of the shares as to which the Option first becomes exercisable in each installment does not exceed the $100,000 limitation for ISO's, with the first such installment becoming exercisable by Employee on the date of such grant, and each succeeding installment becoming exercisable by Employee on succeeding anniversaries of such grant; PROVIDED, HOWEVER, that in the event that Employee's employment with the Company shall terminate for any reason prior to the Option's



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becoming exercisable in its entirety, the Option shall automatically become exercisable (and shall remain exercisable for at least a ninety-day period following such termination of employment), without regard for the treatment of the entirety of the Option as an ISO, as to 25,000 shares for each Fiscal Year or fraction thereof that have elapsed between the Effective Date of this Agreement and the date of such termination. The Option shall be subject to any requirement of shareholder approval imposed by the National Association of Securities Dealers, Inc. as a condition to the continued quotation of the Company's Common Stock on NASDAQ (including the National Market System thereof). The Company will have used its best efforts to obtain such shareholder approval, if required, at the next annual meeting of the Company's shareholders following the Effective Date hereof. Notwithstanding the foregoing, in the event of Employee's termination as an employee of the Company, except as a result of the breach of any material term or condition hereof by the Company, any portion of the Option not then exercisable shall automatically expire.

            3.6 DISCRETIONARY COMPENSATION. The Employee shall also be entitled to such additional increases in Base Salary, bonuses and stock options as shall be determined from time to time by the Board of Directors of the Company.

            3.7 CERTAIN PAYMENTS UPON TERMINATION.

                3.7.1 In the event that Employee shall leave the employment of the Company for any reason, including voluntary termination, death, disability or cause, prior to August 1, 1999, he shall be entitled to a special severance payment of One Hundred and Thirty Thousand ($130,000) Dollars; and in the event that Employee shall leave the employment of the Company for any reason on or after August 1, 1999 but prior to August 1, 2000, he shall be entitled to a special severance payment of Sixty-Five Thousand ($65,000) Dollars. Any payments made pursuant to this Section



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3.7.1 shall be payable in a lump sum within fifteen (15) days after the date on which Employees employment shall terminate and shall be in addition to any other payments made to Employee under this Agreement. Employee shall be entitled to no payments pursuant to this Section 3.7.1 in the event that his employment with the Company terminates on or after August 1, 2000.

                  3.7.2 In the event that no new employment agreement is entered into by the Company and Employee, and Employee's employment with the Company is terminated for any reason after the expiration of the Employment Period, Employee shall be entitled to severance pay, payable in a lump sum upon such termination of employment, equal to (i) one year's Base Salary at the rate payable immediately prior to such termination, plus (ii) the amount of Bonus payable with respect the most recently completed Fiscal Year of the Company computed pursuant to Section 3.3 hereof.

            3.8 CHANGE IN CONTROL. In the event at any time after the Effective Date, (i) a majority of the Board of Directors is composed of persons who are not "Continuing Directors," as hereinafter defined, or (ii) Mr. Charles Diker AND a total of three (3) other persons who were members of the Board of Directors at December 31, 1998 have ceased to serve as members of the Board of Directors, which events are defined to mean a "Change in Control," Employee shall have the option, to be exercised within nine (9) months after such Change of Control by written notice to the Company, to resign as an employee and terminate this Agreement, effective as of such date specified in the notice of exercise, which shall not be earlier than thirty (30) days nor later than sixty
(60) days after the date of such notice. Immediately upon such termination Employee shall receive payment of a sum (the "Severance Payment") computed as follows:

                        3.8.1 In the event Employee exercises his option to terminate his employment pursuant to this Section 3.8 prior to the first anniversary of this Agreement, the



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      Severance Payment shall be Employee's Average Compensation (as hereinafter defined) times two and one half (2 1/2).

                        3.8.2 In the event Employee exercises his option to terminate this Agreement pursuant to Section 3.8 after the first anniversary of this Agreement, the amount of Severance Payment computed pursuant to Section 3.8.1 shall be reduced by two and one half (2.5%) percent times the number of complete months which have elapsed at the time of exercise of such option after such first anniversary; PROVIDED, HOWEVER, that in no event shall such amount be less then would have been paid Employee if the payment contemplated by Section 3.7.2 became payable on the date of such exercise; and PROVIDED FURTHER, HOWEVER, that in no event shall Employee receive payments under both Section 3.7.2 and this
      Section 3.8.

                        3.8.3 The Severance Payment shall be made to Employee not later than twenty (20) days after the date designated by the Employee as the date upon which Employee's resignation as an employee and termination of his Employment is to be effective. The Severance Payment shall constitute liquidated damages and not a penalty, and Employee shall not be obligated to seek employment to mitigate his damages; nor shall any compensation the Employee receives from any party subsequent to such termination be an offset to the amount of the Severance Payment.

                        3.8.4 "Continuing Directors" shall mean (i) the directors of the Company at the close of business on December 31, 1998, and (ii) any person who was or is elected (A) to succeed a Continuing Director or (B) to become a director as a result of an increase in the size of the Board, recommended, in each case, by a majority of the Continuing



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      Directors then on the Board.

                        3.8.5 "Average Compensation" shall mean the average of Base Salary and Bonus (including any similar payments for periods prior to the term of this Agreement, but excluding payments pursuant to Sections
      3.4 and 3.7.1 and grants of stock options) paid by Company to Employee for the three most recently completed Fiscal Years.

            3.9   OTHER BENEFITS.

                        3.9.1 Employee shall be entitled to participate, at Company expense, in the major medical health insurance plan, and all other health, insurance or other benefit plans immediately applicable generally to executive officers of the Company. Without limiting the generality of the foregoing, the Company agrees to maintain term life insurance in the principal amount of $500,000 for the benefit of the Employee during the Employment Period.

                        3.9.2 During the Employment Period, Employee will be entitled to paid vacation and holidays consistent with the Company's policy applicable to executives generally. All vacations shall be scheduled at the mutual convenience of the Company and the Employee.

                        3.9.3 During the Employment Period, Employee shall be entitled to the use of an automobile leased or owned by the Company in connection with the Company's business. The make and model of the automobile shall be reasonably satisfactory to Employee, provided that the Company's monthly payments in respect thereof (exclusive of the expenses referred to in the following sentence) shall not exceed $700. Employee shall be entitled to receive reimbursement for reasonable out-of-pocket expenses, including, without limitation, cost of gas, oil, insurance and other costs incurred by Employee in operating and



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      maintaining the automobile; provided, however, that Employee shall be responsible for keeping appropriate records regarding the use of said automobile, as instructed by the Company or its accountants.

                        3.9.4 The Company will reimburse the Employee for reasonable out-of-pocket expenses incurred in furtherance of the business of the Company, including travel, entertainment and similar items, upon the presentation of appropriate receipts of vouchers therefor.

      4. DISCLOSURE OF CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. Employee acknowledges that the Company possesses confidential information, know-how, customer lists, purchasing, merchandising and selling techniques and strategies, and other information used in its operations of which Employee will obtain knowledge, and that the Company will suffer serious and irreparable damage and harm if this confidential information were disclosed to any other party or if Employee used this information to compete against the Company. Accordingly, Employee hereby agrees that except as required by Employee's duties to the Company, Employee, without the consent of the Company's Board of Directors, shall not at any time during or after the term of this contract disclose or use any secret or confidential information of the Company, including, without limitation, such business opportunities, customer lists, trade secrets, formulas, techniques and methods of which Employee shall become informed during his employment, whether learned by him as an Employee of the Company, as a member of its Board of Directors of otherwise, and whether or not developed by the Employee, unless such information shall be or become public knowledge other than as a result of the Employee's direct or indirect disclosure of the same.



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      Employee further agrees that for a period of two (2) years following the termination of Employee's employment with the Company, except as a result of the breach by the Company of any material term or condition hereof, Employee will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, shareholder, joint venturer, officer or director or otherwise, engage in the United States or Canada in any business which is competitive with that of the Company or any of its subsidiaries, provided, however, that the foregoing shall not be deemed to prevent the ownership by Employee of up to five percent of any class of securities of any corporation which is regularly traded on any stock exchange or over-the-counter market.

      5. TERMINATION OF EMPLOYMENT. The provisions of Section 1 of this Agreement notwithstanding, the Company or Employee may terminate this Agreement and Employee's employment hereunder in the manner and for the causes hereinafter set forth, in which event the Company shall be under no further obligation to Employee other than as specifically provided herein:

            5.1 If Employee is absent from work or otherwise substantially unable to assume his normal duties for a period of sixty (60) successive days or an aggregate of ninety (90) business days during any consecutive twelve-month period during the Employment Period because of physical or mental disability, accident, illness, or any other cause other than vacation or approved leave of absence, the Company may thereupon, or any time thereafter while such absence or disability still exists, terminate the employment of Employee hereunder upon ten
(10) days' written notice to



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Employee.

            5.2 In the event of the death of Employee, this Agreement shall immediately terminate on the date thereof.

            5.3 If Employee materially breaches or violates any material term of his employment hereunder, or commits any criminal act or an act of dishonesty or moral turpitude, in the reasonable judgment of the Company's Board of Directors, then the Company may, in addition to other rights and remedies available at law or equity, immediately terminate this Agreement upon written notice to Employee with the date of such notice being the termination date and such termination being deemed for "cause."

            5.4 Employee shall have the right to terminate his employment with or without cause upon three (3) months' prior written notice to the Company.

      6.    MISCELLANEOUS PROVISIONS.

            6.1 SECTION HEADINGS. Section headings are for convenience only and shall not be deemed to govern, limit, modify or supersede the provisions of this Agreement.

            6.2 CHOICE OF LAWS. This Agreement is entered into in the State of New York and shall be governed pursuant to the laws of the State of New York. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall continue to be fully effective.

            6.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding this subject matter. There are no contemporaneous oral agreements and all prior understandings, agreements, negotiations and representations are merged herein.



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            6.4 AMENDMENT. This Agreement may be modified only by means of a writing signed by the party to be charged with such modification.

            6.5 NOTICES. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given upon receipt by the party to whom sent at the respective addresses set forth below or to such other address as any party shall hereafter designate to the other in writing delivered in accordance herewith:

            If to the Company:

                  Cantel Industries, Inc.
                  1135 Broad Street, Suite 203
                  Clifton, New Jersey 07103

            If to Employee:

                  James P. Reilly
                  12 Mulberry Lane
                  Edison, New Jersey  08820

            6.6 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, including, without limitation, any entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged. This Agreement may not be assigned by Employee.

                  [Balance of Page Intentionally Left Blank]



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            6.7 COUNTERPART EXECUTION. This Agreement may be executed in separate counterparts, each of which shall constitute the original hereof.

      IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.

                                          CANTEL INDUSTRIES, INC.

Dated: March 29, 1999                     By:/s/ Charles M. Diker
                                             ---------------------------
                                             Charles M. Diker, Chairman
                                              of the Board

Dated: March 29, 1999                     /s/ James P. Reilly
                                          ------------------------------
                                              James P. Reilly



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                                                                     EXHIBIT A

          Computation of Effect of a "Pooling of Interests" Acquisition

                                       on

                        James P. Reilly Bonus Computation

                               ------------------


1.    ASSUMPTIONS

      i. The Company's Pretax Income, without giving effect to any acquisition, is as follows:

                  FY1998            FY1999            FY200
                  ------            ------            -----
                  $3.0M             $2.9M             $3.2M

      ii. An acquisition of Target is consummated November 1, 1999. Pretax Income of Target is as follows:

                  FY1999                  FY2000
                  ------                  ------
                  $0.8M                   $1.2M

            Note that Target's financial results would need to be restated to be on the Company's (July 31) Fiscal Year. Note also that the Company operated Target's business for 273 days of FY2000, so the Acquisition Percentage will be approximately 75%.

      iii. Aggregate costs of the acquisition were $.4M. As these costs are to be amortized over a 36 month period, and 1/4 (9 months) of this period falls within the Subject Fiscal Year, $.1M is charged against Pretax Income in the Subject Fiscal Year.

2.    COMPUTATION

      i. TEST YEAR PRETAX INCOME: The Test Year is FY1998, because that Fiscal Year has the Higher Pretax Income. To the $3.0M Pretax Income generated by the Company in that year is added $0.6M, being 75% (the Acquisition Percentage) of the $0.8M Pretax Income generated by Target in FY1999, the year next prior to the acquisition. Thus, total adjusted Pretax Income for the Test Year is $3.6M.

      ii. SUBJECT YEAR PRETAX INCOME: The Subject Year is FY2000, the Fiscal Year in which the acquisition occurred and, by hypothesis, the year for which the Bonus is being computed. The $3.2M Pretax Income generated by the Company in that year is reduced by $.1M (the acquisition costs attributed to that year) to $3.1M, to which is added $0.9M, being 75% (the Acquisition Percentage) of the $1.2M Pretax Income generated by Target in FY2000, the year of the acquisition. Thus, total adjusted Pretax Income for the Subject Year is $4.0M.

      iii. COMPUTATION OF BONUS: The Bonus with respect to FY2000 will be $24,000, being $4.0M (Subject Year Pretax Income, as adjusted) less $3.6M (Test Year Pretax Income, as adjusted) or $0.4M, times 6%.



                                    A - 2


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                                                                     EXHIBIT B

              Computation of Effect of a "Purchase" Acquisition

                                      on

                      James P. Reilly Bonus Computation

                              ------------------


1.    ASSUMPTIONS

      i. The Company's Pretax Income, without giving effect to any acquisition, is as follows:

                  FY1998            FY1999            FY2000
                  ------            ------            -----
                   $3.0M             $2.9M             $3.1M

      ii. An acquisition of Target is consummated November 1, 1999. Pretax Income of Target, without including the additional amortization and depreciation expense mandated by "purchase" accounting is as follows:

                  FY1999                  FY2000
                  ------                  ------
                  $0.8M                   $1.2M

            Note that Target's financial results would need to be restated to be on the Company's (July 31) Fiscal Year. Note also that the Company operated Target's business for 273 days of FY2000, so the Acquisition Percentage will be approximately 75%.

      iii. In FY2000 Target incurs an additional $0.3M of additional Depreciation and Amortization Expense because the acquisition requires the stepping up of the depreciable and amortizable basis of certain assets. It is assumed that if the acquisition had been consummated on the same date in FY1999, the depreciation and amortization expense would have been increased by the same amount.

      iv. A $0.2M interest expense is incurred in the Subject Fiscal Year as interest on the funds borrowed for the acquisition.

2.    COMPUTATION

      i. TEST YEAR PRETAX INCOME: The Test Year is FY1998, because that Fiscal Year has the higher Pretax Income. To the $3.0M Pretax Income generated by the Company in that year is added $0.6M, being 75% (the Acquisition Percentage) of the $0.8M Pretax Income generated by Target in FY1999, the year next prior to the acquisition, less the $0.3M of additional depreciation expense. Thus, total adjusted Pretax Income for the Test Year is $3.3M.

      ii. SUBJECT YEAR PRETAX INCOME: The Subject Year is FY2000, the Fiscal Year in which the acquisition occurred and, by hypothesis, the year for which the Bonus is being computed. To the $3.1M Pretax Income generated by the Company in such Subject Fiscal Year is added $0.9M, being 75% (the Acquisition Percentage) of the $1.2M Pretax Income generated by Target in FY2000, the year of the acquisition. From this total is subtracted the $0.3M of additional depreciation expense and the $0.2M additional interest expense, making the adjusted Pretax Income for the Subject Fiscal Year $3.5M.

      iii. COMPUTATION OF BONUS: The Bonus with respect to FY2000 will be $12,000, being $3.5M (Subject Year Pretax Income, as adjusted) less $3.3M (Test Year Pretax Income, as adjusted) or $0.2M, times 6%.



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